FERRO REPORTS STRONG FIRST QUARTER 2020 PROFITABILITY Gross Profit Margin and earnings increased year-over-year. Company positioned with strong liquidity. Full-year guidance withdrawn.

First Quarter Continuing Operations*
•	Net Sales declined 4.2% to $252.3M	 Net Sales declined 2.4% on a constant currency basis
•	Gross Profit increased 3.7% to $80.7M, Gross Profit Margin improved 240 bps to 32.0%	 Adjusted Gross Profit increased 5.4% to $81.9M, Adjusted Gross Profit Margin improved 240 bps to 32.5%
•	GAAP diluted EPS increased 90% to $0.19	 Adjusted diluted EPS increased 73.3% to $0.26
•	Net Income[1] increased 18.5% to $16.1M	• Adjusted EBITDA increased 18.2% to $40.7M, Adjusted EBITDA Margin improved 300 bps to 16.1%

*Comparative information is relative to prior-year Continuing Operations.    1 Note: Net Income attributable to Ferro Corporation common shareholders.

Ferro generated strong profitability in the first quarter of 2020, principally due to improved manufacturing efficiency, optimization initiatives and lower raw material costs.  The actions we have taken to drive greater efficiency in our manufacturing operations and favorable raw material costs, together with our ability to maintain pricing, more than offset volume/mix-headwinds we experienced in the quarter. As a result, adjusted gross profit margins expanded to more than 32%. We believe these improved margins are more indicative of our portfolio of businesses in continuing operations and should be further enhanced by execution of our optimization and innovation activities.

We are managing through the challenging circumstances caused by the COVID-19 pandemic around the world, controlling what we can and planning for contingencies. It is a reflection of our business model, the markets we serve, and our Company culture that our manufacturing facilities generally have continued to operate during these unsettled times with most experiencing only relatively brief or no suspensions of activity. Ferro products and services support niche markets within critical industries such as healthcare, food and beverage, energy, information technology, and defense. For the most part, these industries have been allowed by governments around the world to continue operating.

I am very proud of the professionalism demonstrated by my Ferro colleagues during these trying times.  Along with delivering essential products and services to critical industries, they have continued to advance Ferro’s strategic priorities, including the sale of our Tile Coatings Systems business, which we continue to expect to complete in the second half of 2020.  Meanwhile, we have taken additional measures to protect our employees against COVID-19, implementing enhanced health and safety protocols at our facilities around the world.

While the impact of the COVID-19 pandemic on Ferro so far has been comparatively less than on many other businesses, the extent of the economic disruption resulting from the pandemic remains unknown, and our visibility through the end of 2020 is limited. Consequently, because of these macroeconomic uncertainties, we are withdrawing our full-year guidance. We remain confident in the quality of our business, despite these uncertainties. Ferro holds leadership positions in diversified markets, provides innovative products that our customers need, and continues to execute optimization initiatives to drive additional profitability.  This provides our Company with resiliency, whatever the macro-economic circumstances ahead.

Peter Thomas
Chairman, President and CEO, Ferro Corporation

Key Results from Continuing Operations* (amounts in millions, except EPS)

Sales and Gross Profits	Q1 2020	Q1 2019	% Change
Net Sales	$252,326	$263,382	-4.2%
Net Sales (constant currency)	252,326	258,467	-2.4%
Gross Profit (GAAP)	80,738	77,859	3.7%
Adjusted Gross Profit (constant currency)	81,916	77,728	5.4%

Net Income, Adjusted EBITDA and EPS	Q1 2020	Q1 2019	% Change
Net Income[1]	$16,123	$13,604	18.5%
Adjusted EBITDA	40,723	34,465	18.2%
GAAP diluted EPS	$0.19	$0.10	90.0%
Adjusted EPS	0.26	0.15	73.3%

*Comparative information is relative to prior-year first quarter Continuing Operations.

1 Note: Net Income (Loss) attributable to Ferro Corporation common shareholders.

First Quarter 2020 Highlights

During the first quarter of 2020, Ferro renamed the “Performance Colors and Glass” segment “Functional Coatings” to better reflect the products and services and our strategic growth options within that segment. The Tile Coatings Systems business is reported in discontinued operations following the announcement in the fourth quarter of 2019 that Ferro signed a definitive agreement to divest that business.

Net sales in the first quarter of 2020 declined 4.2% to $252.3 million and declined 2.4% on a constant currency basis, primarily due to lower sales in Functional Coatings.  For the quarter, gross profit increased 3.7% to $80.7 million and increased 5.4% to $81.9 million on a constant currency basis compared to the prior year quarter.  Gross Profit Margin in the first quarter of 2020 increased 240 basis points to 32.0% compared to the prior year quarter.  The improvement in gross profit margin was primarily due to lower manufacturing costs driven by better manufacturing efficiency, optimization initiatives and lower raw material costs.

GAAP diluted EPS from continuing operations increased 90.0% to $0.19 and Adjusted diluted EPS increased by 73.3% to $0.26. Net Income1 improved 18.5% to $16.1 million. Adjusted EBITDA improved 18.2% to $40.7 million.  Adjusted EBITDA margin improved 300 basis points to 16.1% compared to the prior year quarter.

Ferro is well positioned from a liquidity perspective to manage through the near-term effects of the COVID-19 pandemic.  As of May 5, 2020, the Company has liquidity of approximately $550.0 million, consisting of cash and availability under our various credit facilities, primarily Ferro’s revolving credit facility.  Ferro’s revolver matures on February 2023.

1 Note: Net Income attributable to Ferro Corporation common shareholders.

Segment Results Continuing Operations * (amounts in millions, except EPS)

Functional Coatings	Q1 2020	Q1 2019	% Change
Net Sales	$155,435	$167,026	-6.9%
Net Sales (Constant Currency)	155,435	163,596	-5.0%
Gross Profit (GAAP)	47,817	48,230	-0.9%
Adjusted Gross Profit (Constant Currency)	48,875	47,501	2.9%
Gross Profit Margin	30.8%	28.9%	190bps
Gross Profit Margin (Constant Currency)	31.4%	29.0%	240bps

Color Solutions	Q1 2020	Q1 2019	% Change
Net Sales	$96,891	$96,356	0.6%
Net Sales (Constant Currency)	96,891	94,871	2.1%
Gross Profit (GAAP)	33,787	28,396	19.0%
Adjusted Gross Profit (Constant Currency)	33,810	29,151	16.0%
Gross Profit Margin	34.9%	29.5%	540bps
Gross Profit Margin (Constant Currency)	34.9%	30.7%	420bps

*Comparative information is relative to prior-year first quarter.

2020 Continuing Operations Outlook

Due to the significant uncertainties and evolving impacts related to the COVID-19 pandemic, the Company is not in a position to estimate the duration, impact and recovery in its end markets.  Therefore, the company is withdrawing its 2020 full year financial guidance.

Currency Exposure 2019 Weighting		FX sensitivity
EUR – Euro	35% to 40%	% Change	Operating Profit
CNY -Yuan Renminbi	6% to 8%	+1% all FX change	~$0.6 million to ~$0.8 million
MXN – Mexican Peso	2% to 4%	+1% Euro change	~$0.5 million to ~$0.7 million

Constant currency

Constant currency results reflect the remeasurement of 2019 reported and adjusted local currency results using 2020 exchange rates, which produces constant currency comparatives for 2020 reported and adjusted results. These non-GAAP financial measures should not be considered as a substitute for the measures of financial performance prepared in accordance with GAAP.

Conference Call

Ferro will conduct an investor teleconference at 8:00 a.m. EDT Tuesday May 12, 2020. Investors can access this conference via any of the following:

• Webcast can be accessed by clicking on the Investors link at the top of Ferro’s website at ferro.com.

• Live telephone: Call 800-616-5331 within the U.S. or +1 303-223-4362 outside the U.S. Please join the call at least 10 minutes before the start time.

• Webcast replay: Available on Ferro’s Investor website at ferro.com beginning at approximately 4:30 p.m. Eastern Time on May 12, 2020.

• Telephone replay: Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S. access code is 21961510).

• Presentation material and podcast: Earnings presentation material and podcasts can be accessed through the Investors portion of the Company’s website at ferro.com.

About Ferro Corporation

Ferro Corporation (www.ferro.com) is a leading global supplier of technology-based functional coatings and color solutions. Ferro supplies functional coatings for glass, metal, ceramic and other substrates and color solutions in the form of specialty pigments and colorants for a broad range of industries and applications. Ferro products are sold into the building and construction, automotive, electronics, industrial products, household furnishings and appliance markets.  The Company’s reportable segments include: Functional Coatings and Color Solutions. Headquartered in Mayfield Heights, Ohio, the Company has approximately 5,900 associates globally and reported 2019 sales of $1.0 billion.  Included within our employee count are approximately 2,100 employees in our foreign consolidated subsidiaries associated with the Tile Coatings Systems business.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

•	other factors affecting the Company’s business that are beyond its control, including disasters, pandemics (such as COVID-19), accidents and governmental actions;
•	Ferro’s ability to successfully complete the sale of its Tile Coatings Systems business, including obtaining the requisite regulatory approvals;
•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;
•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;
•	currency conversion rates and economic, social, political, and regulatory conditions in the U.S. and around the world;
•	the availability of reliable sources of energy and raw materials at a reasonable cost;
•	challenges associated with a multi-national company such as Ferro competing lawfully with local competitors in certain regions of the world;
•	Ferro’s ability to successfully implement and/or administer its optimization initiatives, including its investment and restructuring programs, and to produce the desired results;
•	Ferro’s ability to successfully introduce new products and services or enter into new growth markets;
•

Ferro’s ability to identify suitable acquisition candidates, complete acquisitions, effectively integrate the acquired businesses and achieve the expected synergies, as well as the acquisitions being accretive and Ferro achieving the expected returns on invested capital;

•

the impact of damage to, or the interruption, failure or compromise of the Company’s information systems due to events including but not limited to aging information systems infrastructure, computer viruses and cyber security breaches;

•	the implementation and operations of business information systems and processes;
•	increasingly aggressive domestic and foreign governmental regulation of hazardous and other materials and regulations affecting health, safety and the environment;
•	our ability to address safety, human health, social, product liability and environmental risks associated with our current and historical products, product life cycles and production processes;
•	competitive factors, including intense price competition;
•	increased, and possibly inconsistent, domestic and foreign regulations of privacy and data security;
•	changes in U.S. and other governments’ trade policies;
•	restrictive covenants in the Company’s credit facilities could affect its strategic initiatives and liquidity;
•	Ferro’s ability to access capital markets, borrowings or financial transactions; sale of products and materials into highly regulated industries;
•	limited or no redundancy for certain of the Company’s manufacturing facilities and possible interruption of operations at those facilities;
•	our ability to attract and retain key personnel;
•	exposure to lawsuits, governmental investigations and proceedings relating to current and historical operations and products;
•	Ferro’s ability to protect its intellectual property, including trade secrets, or to successfully resolve claims of infringement brought against it;
•

Ferro’s multi-jurisdictional tax structure and its ability to reduce its effective tax rate, including the impact of the Company’s performance on its ability to utilize significant deferred tax assets;

•	borrowing costs that could be affected adversely by interest rate increases;

Cautionary Note on Forward-Looking Statements (continued)

•	management of Ferro’s general and administrative expenses;
•	the impact of the Tax Cuts and Jobs Act on our business;
•	stringent labor and employment laws and relationships with the Company’s employees;
•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;
•	implementation of business processes and information systems, including the outsourcing of functions to third parties;
•	risks associated with the manufacture and sale of material into industries making products for sensitive applications;
•	risks and uncertainties associated with intangible assets;
•	the effectiveness of strategies to increase Ferro’s return on invested capital, internal rate of return and other return metrics, and the short-term impact that acquisitions may have on such metrics;
•	liens on the Company’s assets by its lenders affect its ability to dispose of property and businesses; and
•	amount and timing of any repurchase of Ferro’s common stock.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

Additional information regarding these risks can be found in our Annual Report on Form 10-K for the year ended December 31, 2019.

Ferro Corporation

Investor & Media Contact:

Kevin Cornelius Grant, 216.875.5451

Director of Investor Relations and Corporate Communications

kevincornelius.grant@ferro.com

Table 1

Ferro Corporation and Subsidiaries

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)	Three Months Ended
	March 31,
	2020	2019

Net sales	$252,326	$263,382
Cost of sales	171,588	185,523
Gross profit	80,738	77,859
Selling, general and administrative expenses	56,046	56,931
Restructuring and impairment charges	1,165	1,740
Other expense (income):
Interest expense	5,530	6,295
Interest earned	(254)	(811)
Foreign currency losses (gains), net	(1,315)	1,964
Miscellaneous expense (income), net	(1,463)	46
Income before income taxes	21,029	11,694
Income tax expense	5,117	2,893
Income from continuing operations	15,912	$8,801
Income from discontinued operations, net of income taxes	221	5,077
Net income	16,133	13,878
Less: Net income attributable to noncontrolling interests	10	274
Net income attributable to Ferro Corporation common shareholders	$16,123	$13,604
Earnings per share attributable to Ferro Corporation common shareholders:
Basic earnings:
Continuing operations	0.19	0.10
Discontinued operations	-	0.06

Diluted earnings:
Continuing operations	0.19	0.10
Discontinued operations	-	0.06

Shares outstanding:
Weighted-average basic shares	82,096	82,480
Weighted-average diluted shares	82,522	83,301
End-of-period basic shares	82,243	81,931

Table 2

Ferro Corporation and Subsidiaries

Segment Net Sales, Gross Profit and SG&A (unaudited)

(Dollars in thousands)	Three Months Ended
	March 31,
	2020	2019
Segment Net Sales
Functional Coatings	155,435	167,026
Color Solutions	96,891	96,356
Total segment net sales	$252,326	$263,382

Segment Gross Profit
Functional Coatings	47,817	48,230
Color Solutions	33,787	28,396
Other costs of sales	(866)	1,233
Total gross profit	$80,738	$77,859

Selling, general and administrative expenses
Strategic services	$25,616	$28,259
Functional services	25,551	24,615
Incentive compensation	2,120	1,288
Stock-based compensation	2,759	2,769
Total selling, general and administrative expenses	$56,046	$56,931

Table 3

Ferro Corporation and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(Dollars in thousands)	March 31,	December 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$43,018	$96,202
Accounts receivable, net	150,639	139,333
Inventories	266,275	264,476
Other receivables	63,777	69,365
Other current assets	16,838	22,373
Current assets held-for-sale	289,325	291,420
Total current assets	829,872	883,169
Other assets
Property, plant and equipment, net	295,899	302,249
Goodwill	170,778	172,209
Intangible assets, net	124,120	127,815
Deferred income taxes	100,391	98,714
Operating leased assets	17,294	20,088
Other non-current assets	78,302	72,023
Non-current assets held-for-sale	155,313	158,354
Total assets	$1,771,969	$1,834,621

LIABILITIES AND EQUITY
Current liabilities
Loans payable and current portion of long-term debt	$8,730	$8,703
Accounts payable	105,093	138,799
Accrued payrolls	27,697	27,447
Accrued expenses and other current liabilities	71,661	73,016
Current liabilities held-for-sale	122,366	133,780
Total current liabilities	335,547	381,745
Other liabilities
Long-term debt, less current portion	797,017	798,862
Postretirement and pension liabilities	168,216	174,021
Operating leased non-current liabilities	11,973	14,474
Other non-current liabilities	60,058	56,976
Non-current liabilities held-for-sale	37,620	38,341
Total liabilities	1,410,431	1,464,419
Equity
Total Ferro Corporation shareholders’ equity	351,796	360,376
Noncontrolling interests	9,742	9,826
Total liabilities and equity	$1,771,969	$1,834,621

Table 4

Ferro Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(Dollars in thousands)	Three Months Ended
	March 31,
	2020	2019
Cash flows from operating activities
Net income	$16,133	$13,878
Loss on sale of assets	487	164
Depreciation and amortization	10,451	14,264
Interest amortization	929	900
Restructuring and impairment	307	179
Accounts receivable	(50,541)	(43,733)
Inventories	(11,297)	(12,652)
Accounts payable	(39,651)	(43,680)
Other current assets and liabilities, net	15,134	(819)
Other adjustments, net	(13,487)	3,972
Net cash used in operating activities	(71,535)	(67,527)
Cash flows from investing activities
Capital expenditures for property, plant and equipment and other long-lived assets	(8,316)	(23,326)
Collections of financing receivables	28,827	20,186
Business acquisitions, net of cash acquired	-	(251)
Other investing activities	745	-
Net cash provided by (used in) investing activities	21,256	(3,391)
Cash flows from financing activities
Net borrowings under loans payable	137	33
Principal payments on term loan facility - Amended Credit Facility	(2,050)	(2,050)
Proceeds from revolving credit facility - Amended Credit Facility	180,000	104,174
Principal payments on revolving credit facility - Amended Credit Facility	(180,000)	(52,866)
Purchase of treasury stock	-	(25,000)
Other financing activities	216	(414)
Net cash provided by (used in) financing activities	(1,697)	23,877
Effect of exchange rate changes on cash and cash equivalents	(1,208)	377
Decrease in cash and cash equivalents	(53,184)	(46,664)
Cash and cash equivalents at beginning of period	104,402	104,301
Cash and cash equivalents at end of period	51,218	57,637
Less: Cash and cash equivalents of discontinued operations at end of period	8,200	8,200
Cash and cash equivalents of continuing operations at end of period	$43,018	$49,437

Cash paid during the period for:
Interest	$7,853	$8,232
Income taxes	$4,431	$3,940

Table 5

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Reported Income to Adjusted Income

For the Three Months Ended March 31 (unaudited)

(Dollars in thousands, except per share amounts)	Cost of sales	Selling general and administrative expenses	Restructuring and impairment charges	Other expense, net	Income tax expense[3]	Net income attributable to common shareholders	Diluted earnings per share

	2020

As reported	$171,588	$56,046	$1,165	$2,498	$5,117	$15,912	$0.19
Adjustments:
Restructuring	-	-	(1,165)	-	-	1,165	0.01
Acquisition related costs[1]	(9)	(536)	-	-	-	545	0.01
Costs related to optimization projects	(1,171)	(2,138)	-	-	-	3,309	0.04
Costs related to divested businesses and assets	-	(1,726)	-	(55)	-	1,781	0.02
Tax on adjustments	-	-	-	-	1,443	(1,443)	(0.02)
Total adjustments[4]	(1,180)	(4,400)	(1,165)	(55)	1,443	5,357	0.06
As adjusted	$170,408	$51,646	$-	$2,443	$6,560	$21,269	$0.26

	2019

As reported	$185,523	$56,931	$1,740	$7,494	$2,893	$8,801	$0.10
Adjustments:
Restructuring	-	-	(1,740)	-	-	1,740	0.02
Acquisition related costs[2]	(75)	(1,681)	-	-	-	1,756	0.02
Costs related to optimization projects	(964)	53	-	(50)	-	961	0.01
Costs related to divested businesses and assets	-	(331)	-	(72)	-	403	-
Tax on adjustments	-	-	-	-	1,069	(1,069)	(0.01)
Total adjustments[4]	(1,039)	(1,959)	(1,740)	(122)	1,069	3,791	0.05
As adjusted	$184,484	$54,972	$-	$7,372	$3,962	$12,592	$0.15

(1)

The adjustments to “Cost of Sales” primarily include the amortization of purchase accounting adjustments related to our recent acquisitions. The adjustments to “Selling general and administrative expenses” primarily include legal, professional and other expenses related to acquisition costs.

(2)

The adjustments to “Cost of Sales” primarily include the amortization of purchase accounting adjustments related to our recent acquisitions. The adjustments to “Selling general and administrative expenses” primarily include legal, professional and other expenses related to acquisition costs.

(3)	Income tax expense reflects the reported expense, adjusted for adjustments being tax effected at the respective statutory rate where the item originated.
(4)	Due to rounding, total earnings per share related to adjustments does not always add to the total adjusted earnings per share.

It should be noted that adjusted net income, earnings per share and other adjusted items referred to above are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  These Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP, and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 6

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Adjusted Gross Profit

(Dollars in thousands)	Three Months Ended
	March 31,
	2020	2019

Functional Coatings	155,435	167,026
Color Solutions	96,891	96,356
Total net sales	$252,326	$263,382

Total net sales	$252,326	$263,382
Adjusted cost of sales[1]	170,408	184,484
Adjusted gross profit	$81,918	$78,898
Adjusted gross profit percentage	32.5%	30.0%

(1)	Refer to Table 5 for the reconciliation of adjusted cost of sales for the three months ended March 31, 2020 and 2019, respectively.

It should be noted that adjusted gross profit is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). This Non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of this financial measure to the most comparable U.S. GAAP financial measure is presented. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 7

Ferro Corporation and Subsidiaries

Supplemental Information

Constant Currency Schedule of Adjusted Operating Profit (unaudited)

	Three Months Ended
(Dollars in thousands)	March 31,
	2019	Adjusted 2019[1]	2020	2020 vs Adjusted 2019
Segment net sales
Functional Coatings	167,026	163,596	155,435	(8,161)
Color Solutions	96,356	94,871	96,891	2,020
Total segment net sales	$263,382	$258,467	$252,326	$(6,141)

Segment adjusted gross profit
Functional Coatings	48,539	47,500	48,875	1,375
Color Solutions	29,341	29,151	33,810	4,659
Other costs of sales	1,070	1,076	(769)	(1,845)
Total adjusted gross profit[2]	$78,950	$77,727	$81,916	$4,189

Adjusted selling, general and administrative expenses
Strategic services	$28,265	$27,688	$25,372	$(2,316)
Functional services	22,663	22,415	21,355	(1,060)
Incentive compensation	1,276	1,243	2,163	920
Stock-based compensation	2,769	2,769	2,759	(10)
Total adjusted selling, general and administrative expenses[3]	$54,973	$54,115	$51,649	$(2,466)

Adjusted operating profit	$23,977	$23,612	$30,267	$6,655
Adjusted operating profit as a % of net sales	9.1%	9.1%	12.0%

(1)

Reflects the remeasurement of 2019 reported and adjusted local currency results using 2020 exchange rates, resulting in constant currency comparative figures to 2020 reported and adjusted results.  See Table 5 for Non-GAAP adjustments applicable to the three month period.

(2)	Refer to Table 6 for the reconciliation of adjusted gross profit for the three months ended March 31, 2020 and 2019, respectively.
(3)	Refer to Table 5 for the reconciliation of adjusted SG&A expenses for the three months ended March 31, 2020 and 2019, respectively.

It should be noted that adjusted net sales, gross profit, SG&A expenses, and operating profit are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  These Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures are presented within this table, as well as Table 5 and Table 7. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 8

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Net income attributable to Ferro Corporation common shareholders to Adjusted EBITDA (unaudited)

(Dollars in thousands)	Three Months Ended
	March 31,
	2020	2019

Net income attributable to Ferro Corporation common shareholders	$15,902	$8,527
Net income attributable to noncontrolling interests	10	274
Restructuring and impairment charges	1,165	1,740
Other (income) expense, net	(3,032)	1,199
Interest expense	5,530	6,295
Income tax expense	5,117	2,893
Depreciation and amortization	11,380	11,439
Less: interest amortization expense and other	(929)	(900)
Cost of sales adjustments[1]	1,180	1,039
SG&A adjustments[1]	4,400	1,959
Adjusted EBITDA	$40,723	$34,465

Net sales	$252,326	$263,382
Adjusted EBITDA as a % of net sales	16.1%	13.1%

(1)	For details of Non-GAAP adjustments, refer to Table 5 for the reconciliation of adjusted cost of sales and adjusted SG&A for the three months ended March 31, 2020 and 2019, respectively.

It should be noted that adjusted EBITDA is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). This Non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of this financial measure to the most comparable U.S. GAAP financial measure is presented. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 9

Ferro Corporation and Subsidiaries

Supplemental Information

Change in Net Debt (unaudited)

(Dollars in thousands)	Three Months Ended
	March 31,
	2020	2019
Beginning of period
Gross debt	$811,215	$826,224
Cash	96,202	104,301
Debt, net of cash	715,013	721,923

Unamortized debt issuance costs	3,650	4,827
Debt, net of cash and unamortized debt issuance costs	711,363	717,096

End of period
Gross debt	809,868	875,189
Cash	43,018	57,637
Debt, net of cash	766,850	817,552

Unamortized debt issuance costs	4,121	4,592
Debt, net of cash and unamortized debt issuance costs	762,729	812,960

Unamortized debt issuance costs	471	(235)
FX on cash	(1,208)	377

Period (increase) in debt, net of cash, unamortized debt issuance costs and FX	$(50,629)	$(96,006)

Period (increase) in debt, net of cash and unamortized debt issuance costs	$(51,366)	$(95,864)

It should be noted that the change in net debt is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). This Non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of this financial measure to the most comparable U.S. GAAP financial measure is presented. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 10

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Net Cash Used in Operating Activities (GAAP) to

Free Cash Flow Used in Continuing Operations (Non-GAAP) (unaudited)

(Dollars in thousands)	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net income	$16,133	$13,878
Loss on sale of assets	487	164
Depreciation and amortization	10,451	14,264
Interest amortization	929	900
Restructuring and impairment	307	179
Accounts receivable	(50,541)	(43,733)
Inventories	(11,297)	(12,652)
Accounts payable	(39,651)	(43,680)
Other current assets and liabilities, net	15,134	(819)
Other adjustments, net	(13,487)	3,972
Net cash used in operating activities (GAAP)	$(71,535)	$(67,527)
Less: Capital Expenditures	(8,316)	(23,326)
Plus: Cash collected for AR securitization	28,827	20,186
Free Cash Flow used in Continuing Operations (Non-GAAP)	(51,024)	(70,667)

Net Income Attributable to Ferro Corporation Common Shareholders	16,123	13,604

Free Cash Flow used in Continuing Operations Conversion of Net Income Attributable to Ferro Corporation Common Shareholders	-316.5%	-519.5%

It should be noted that free cash flow used in continuing operations is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). The Non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.  We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.